                                                                   Exhibit 23.1

                        CONSENT OF ROSENMAN & COLIN LLP

         We hereby consent to the references to this firm in the Registration Statement on Form S-4 of Shelbourne Properties II, Inc. under the captions "SUMMARY," "THE CONVERSION," "FEDERAL INCOME TAX CONSEQUENCES" and "LEGAL MATTERS."

                                                    ROSENMAN & COLIN LLP

New York, New York
September 18, 2000